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                                                                    EXHIBIT 12.0


                          CHEMICAL BANKING CORPORATION
                                AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                    YEAR ENDED
EXCLUDING INTEREST ON DEPOSITS                                   DECEMBER 31, 1993
- - - ------------------------------                                   -----------------
Income before Income Taxes and
   Effect of Accounting Changes                                         $ 2,108
                                                                        -------
Fixed charges:
   Interest expense                                                       1,526
   One third of rents, net of income from subleases (a)                     108
                                                                        -------
Total fixed charges                                                       1,634
                                                                        -------
Less:  Equity in undistributed income from subleases                        (84)
                                                                        -------
Earnings before taxes, fixed charges, and effect of
   accounting changes, excluding capitalized interest                   $ 3,658
                                                                        =======
Fixed charges, as above                                                 $ 1,634
                                                                        =======
Ratio of earnings to fixed charges                                         2.24
                                                                        =======

INCLUDING INTEREST ON DEPOSITS
- - - ------------------------------
Fixed charges, as above                                                 $ 1,634

Add:  Interest on Deposits                                                2,241
                                                                        -------
Total fixed charges and interest on deposits                            $ 3,875
                                                                        =======

Earnings before taxes, fixed charges, and effect of
   accounting changes excluding capitalized
   interest, as above                                                   $ 3,658
Add:  Interest on deposits                                                2,241
                                                                       ----------
Total earnings before taxes, fixed charges,
   effect of accounting changes and interest on deposits                $ 5,899
                                                                        =======

Ratio of earnings to fixed charges                                         1.52
                                                                        =======
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(a)   The proportion deemed representative of the interest factor.